                                                                     EXHIBIT 3.5

                           ARTICLES OF INCORPORATION
                                      OF
                            COBBLESTONE TEXAS, INC.

     I, the undersigned natural person of the age of eighteen (18) years or more, being a citizen of the State of Texas, acting as an incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE I

     The name of the corporation is COBBLESTONE TEXAS, INC.

                                  ARTICLE II

     The period of its duration is perpetual.

                                  ARTICLE III

     The purpose or purposes for which the organization is organized shall be the transaction of any or all lawful business or businesses for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE IV

     The aggregate number of shares which the corporation shall have authority to issue is twenty-five million (25,000,000) shares of common stock with a par value of one-tenth cent ($0.001) per share.

     At elections of directors each share of stock entitled to vote shall constitute only one vote, and multiplication of votes by the number of directors to be elected, or cumulative voting, is expressly prohibited.

     No shareholder of this corporation shall, by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying rights, options or warrants to purchase shares of any class, now or hereafter authorized, whether or not the issuance of any such shares, or such notes, bonds, debentures or other securities, would adversely affect the dividend or voting rights of such shareholder other than such rights, if any, as the Board of Directors in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to purchase the shares of any class without offering any such shares of any class either in whole or in part to the existing shareholders of any class.

                                   ARTICLE V

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

                                  ARTICLE VI

     The post office address of its initial registered office is 1149 Regency Plaza, 3710 Rawlins St., Dallas, Texas 75219, and the name of its initial registered agent at such address is Clifford D. Harmon.

                                  ARTICLE VII

     The number of directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

                Frederick Warren   3702 Via De La Valle
                                   Suite 202
                                   Del Mar, California 92014

                James A. Husband   3702 Via De La Valle
                                   Suite 202
                                   Del Mar, California 92014

                David Wong         3702 Via De La Valle
                                   Suite 202
                                   Del Mar, California 92014


                                 ARTICLE VIII

     The corporation may indemnify its officers and directors to the fullest extent permitted by law.

                                  ARTICLE IX

     The corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon directors and shareholders herein are granted subject to this reservation.

                                   ARTICLE X

     The name and address of the incorporator is Clifford D. Harmon, 1149 Regency Plaza, 3710 Rawlins, Dallas, Texas 75219.

     IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of October, 1993.

                                                /s/ Clifford D. Harmon
                                                ------------------------------
                                                Clifford D. Harmon

                           ASSUMED NAME CERTIFICATE

1. The name of the corporation, limited liability company, limited partnership, or registered limited liability partnership as stated in its articles of incorporation, articles of organization, certificate of limited partnership, application or comparable document is COBBLESTONE TEXAS, INC.
                                         ----------------------
2. The assumed name under which the business or professional service is or is to be conducted or rendered is THE TROPHY CLUB.
                               ---------------

3. The state, country, or other jurisdiction under the laws of which it was incorporated, organized or associated is TEXAS, and the address of its
                                            -----
   registered or similar office in that jurisdiction is 3710 RAWLINS SUITE 1149,
   DALLAS, TEXAS 75219.                                 -----------------------
   -------------------

4. The period, not to exceed 10 years, during which the assumed name will be used is 10 YEARS.
           --------
5. The entity is a (circle one): [business corporation], non-profit corporation, professional corporation, professional association, limited liability company, limited partnership, registered limited liability partnership or some other type of incorporated business, professional or other association (specify)

   ____________________________________________________________________________.


6. If the entity is required to maintain a registered office in Texas, the address of the registered office is 3710 RAWLINS SUITE 1149, DALLAS, TEXAS
                                       --------------------------------------
   75219 and the name of its registered agent at such address is CLIFFORD D.
   -----                                                         -----------
   HARMON. The address of the principal office (if not the same as the
   ------
   registered office) is 3702 VIA DE LA VALLE, SUITE 202, DEL MAR, CALIFORNIA
   92014.                ----------------------------------------------------
   -----

7. If the entity is not required to or does not maintain a registered office in Texas, the office address in Texas is ______________________________________
   and if the entity is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is
   ____________________________________________________________________________
   and the office address elsewhere is ________________________________________.

8. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation "ALL" or "ALL EXCEPT"): ALL.
                                               ---
    (Certificate must be executed and notarized on the back of this form.)

               /s/ Gary Dee
               ________________________________________________
               Signature of officer, general partner, manager,
               representative or attorney-in-fact of the entity

Before me on this 21 day of December, 1993, personally appeared Gary Dee and
                  --        --------    --                      --------
acknowledged to me that Gary Dee executed the foregoing certificate for the
                        --------
purposes therein expressed.

     (Notary Seal)
                                                     /s/ Pauline Shaw
                                                     ---------------------------
                                                     Notary Public Denton County
                                                                   ------

               INSTRUCTIONS FOR FILING ASSUMED NAME CERTIFICATE

1. A corporation, limited liability company, limited partnership or registered limited liability partnership, which regularly conducts business or renders a professional service in this state under a name other than the name contained in its articles of incorporation, articles of organization, certificate of limited partnership or application, must file an assumed name certificate with the the secretary of state and with the appropriate county clerk in accordance with section 36.11 of the Texas Business and Commerce Code.

2. The information provided in paragraph 6 as regards the registered agent and registered office address in Texas must match the information on file in this office. To verify the information on file with this office, you may contact our corporate information unit at (512) 463-5555. Forms to change the registered agent/office are available from this office should you require to update this information.

3. A certificate executed and acknowledged by an attorney-in-fact shall include a statement that the attorney-in-fact has been duly authorized in writing by his principal to execute and acknowledge the same.

4. For purposes of filing with the secretary of state, the assumed name registrant should submit an originally executed assumed name certificate accompanied by the filing fee of $25 to the Secretary of State, Statutory Filings Division, Corporations Section, P.O. Box 13697, Austin, Texas 78711-3697. The phone number is (512) 463-5582.

5. All assumed name certificates to be filed with the county clerk must be forwarded directly to the appropriate county clerk by the assumed name registrant.

6. Whenever an event occurs that causes the information in the assumed name certificate to become materially misleading (eg. change of registered agent/office or a change of name), a new certificate must be filed within 60 days after the occurrence of the events which necessitate the filing.

7. A registrant that ceases to transact business or render professional services under an assumed name for which a certificate has been filed may file an abandonment of use pursuant to the Texas Business and Commerce Code.
   (S)36.14. Forms for this purposes are available from this office.

                          ASSUMED NAME CERTIFICATE



 1. The name of the corporation, limited liability company, limited partnership, or registered limited liability partnership as stated in its articles of incorporation, articles of organization, certificate of limited partnership, application or comparable document is COBBLESTONE
                                                                 -----------
      TEXAS, INC.
      ----------

 2. The assumed name under which the business or professional service is or is to be conducted or rendered is THE CLUB AT TROPHY CLUB.
                                     -----------------------

 3. The state, country, or other jurisdiction under the laws of which it was incorporated, organized or associated is TEXAS, and the address of its
                                               -----
      registered or similar office in that jurisdiction is 3710 RAWLINS
                                                           ------------
      SUITE 1149  DALLAS, TX 75219.
      ----------------------------

 4. The period, not to exceed 10 years, during which the assumed name will be used is 10 YRS.
              ------
 5. The entry is a (circle one): [business corporation], non-profit corporation, professional corporation, professional association, limited liability company, limited partnership, registered limited liability partnership or some other type of incorporated business, professional or other association (specify)
      _______________________________________________________________________ .

 6. If the entity is required to maintain a registered office in Texas, the address of the registered office is 3710 RAWLINS SUITE 1149 DALLAS,
                                          ---------------------------------
      TEXAS 75219 and the name of its registered agent at such address is
      -----------
      CLIFFORD D. HARMON. The address of the principal office (if not the same
      ------------------
      as the registered office) is 3702 VIA DE LA VALLE, SUITE 202  DEL MAR,
                                   -----------------------------------------
      CALIFORNIA 92014.
      ----------------
 7. If the entity is not required to or does not maintain a registered office in Texas, the office address in Texas is_________________________________
      and if the entity is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is
      _________________________________________________________________________
      and the office address elsewhere is____________________________________ .

 8. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation "ALL" or "ALL EXCEPT"): ALL.
                                                              ---

        (Certificate must be executed and notarized on the back of this form.)

                                /s/ Lawrence Jasper
                                ------------------------------------------------
                                Signature of officer, general partner, manager, representative or attorney-in-fact of the entity
                                                  ----------------

Before me on this 29th day of December, 1993, personally appeared Lawrence
                  ----        --------    --                      --------
Jasper and acknowledged to me that ____he executed the foregoing certificate for
- ------
the purposes therein expressed.

[NOTARY SEAL]                                    /s/ Lisa Bufkin
                                                 -------------------------------
                                                 Notary Public   DALLAS   County
                                                              ------------

               INSTRUCTIONS FOR FILING ASSUMED NAME CERTIFICATE

1. A corporation, limited liability company, limited partnership or registered limited liability partnership, which regularly conducts business or renders a professional service in this state under a name other than the name contained in its articles of incorporation, articles of organization, certificate of limited partnership or application, must file an assumed name certificate with the secretary of state and with the appropriate county clerk in accordance with section 36.11 of the Texas Business and Commerce Code.

2. The information provided in paragraph 6 as regards the registered agent and registered office address in Texas must match the information on file in this office. To verify the information on file with this office, you may contact our corporate information unit at (512) 463-5555. Forms to change the registered agent/office are available from this office should you require to update this information.

3. A certificate executed and acknowledged by an attorney-in-fact shall include a statement that the attorney-in-fact has been duly authorized in writing by his principal to execute and acknowledge the same.

4. For purposes of filing with the secretary of state, the assumed name registrant should submit an originally executed assumed name certificate accompanied by the filing fee of $25 to the Secretary of State, Statutory Filings Division, Corporations Section, P.O. Box 13697, Austin, Texas 78711-3697. The phone number is (512) 463-5582.

5. All assumed name certificates to be filed with the county clerk must be forwarded directly to the appropriate county clerk by the assumed name registrant.

6. Whenever an event occurs that causes the information in the assumed name certificate to become materially misleading (eg. change of registered agent/office or a change of name), a new certificate must be filed within 60 days after the occurrence of the events which necessitate the filing.

7. A registrant that ceases to transact business or render professional services under an assumed name for which a certificate has been filed may file an abandonment of use pursuant to the Texas Business and Commerce Code. (S)36.14. Forms for this purposes are available from this office.

                           ASSUMED NAME CERTIFICATE

1. The name of the corporation, limited liability company, limited partnership, or registered limited liability partnership as stated in its articles of incorporation, articles of organization, certificate of limited partnership, application or comparable document is COBBLESTONE TEXAS, INC.

2. The assumed name under which the business or professional service if or is to be conducted or rendered is TROPHY CLUB COUNTRY CLUB.

3. The state, country, or other jurisdiction under the laws of which it was incorporated, organized or associated is TEXAS, and the address of its registered or similar office in that jurisdiction is 500 TROPHY CLUB DRIVE, TROPHY CLUB, TEXAS 76262.

4. The period, not to exceed 10 years, during which the assumed name will be used is TEN (10) YEARS.

5.   The entity is a BUSINESS CORPORATION.

6. If the entity is required to maintain a registered office in Texas, the address of the registered office is 1149 REGENCY PLAZA, 3710 RAWLINS STREET, DALLAS, TEXAS 75219 and the name of its registered agent at such address CLIFFORD D. HARMON. The address of the principal office is SUITE 202, 3702 VIA DE LA VALLE, DEL MAR, CALIFORNIA 92014.

7. If the entity is not required to or does not maintain a registered office in Texas, the office address in Texas is ______________________________ and if the entity is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is ________ ______________________________________ and the office address elsewhere is _______________________________________________________________ .

8. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation "ALL" or "ALL EXCEPT"): ALL.

                                             /s/ Steve Holmes
                                             ------------------------------
                                             Steve Holmes
                                             Chief Financial Officer

     Before me on this 30th day of JANUARY 30, 1995, personally appeared Steve Holmes, Chief Financial Officer of Cobblestone Texas, Inc., and acknowledged to me that he executed the foregoing certificate for the purposes therein expressed and in the capacity therein stated.

                                             /s/ David L. Serven
[Seal of David L. Serven]                    ------------------------------
                                             Notary Public for SAN DIEGO County
                                             In and For the State of California
                                             Notary Public SAN DIEGO County